EXHIBIT 24.1

Debt Refinancing for PG&E Corporation

RESOLUTION OF
THE BOARD OF DIRECTORS OF
PG&E CORPORATION

June 18, 2003

     WHEREAS, this corporation is currently a party to a Second Amended and Restated Credit Agreement dated as of October 18, 2002, under which a loan in the principal amount of approximately $740 million to this corporation is outstanding (the “Existing Loan”);

     WHEREAS, this corporation’s financial advisor has indicated that current conditions in the high-yield debt market appear to provide a potential opportunity for this corporation to refinance the Existing Loan in a manner that may enable it to achieve net savings in interest expense and eliminate certain restrictive covenants or other requirements applicable to the Existing Loan; and

     WHEREAS, the Board of Directors of this corporation has determined that it is in the best interest of this corporation to review various alternative arrangements to refinance the Existing Loan by means of debt facilities or other evidences of indebtedness, or a combination thereof, and, upon determination of a favorable alternative, to enter into arrangements to refinance the Existing Loan (a “Refinancing Transaction”);

     NOW, THEREFORE, BE IT RESOLVED that any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or the Assistant Treasurer of this corporation (each a “Delegated Officer”) is hereby authorized to negotiate and enter into agreements to establish one or more debt facilities (each a “Debt Facility”) or other evidence of indebtedness, including notes (the “Notes’), provided that the aggregate amount of indebtedness under all such Debt Facilities and Notes shall not exceed $825 million; and

     BE IT FURTHER RESOLVED that the Delegated Officers are each hereby authorized to negotiate, execute, and deliver agreements in respect of any such Debt Facility and make borrowings thereunder in the name and on behalf of this corporation and to execute and deliver one or more promissory notes evidencing such borrowings, on such terms and conditions as the Delegated Officers executing the agreements and promissory notes may determine to be advisable, and that the execution and delivery thereof by the Delegated Officers authorized to execute the same shall be conclusive evidence binding upon this corporation of such determination and approval by such Delegated Officers and approval thereof by the Board of Directors of this corporation; and

     BE IT FURTHER RESOLVED that the Delegated Officers are each hereby authorized to negotiate, execute, and deliver agreements for the issuance and sale of the Notes in the name and on behalf of this corporation, at such price or prices, such interest rate or rates, such redemption prices, and such other terms and conditions as the officers executing the agreement may determine to be advisable, either to one or more underwriters or directly or through agents to the public or institutional investors, whether the agreement be characterized as a purchase agreement, an underwriting agreement, a distribution agreement, or a selling agent agreement (and any related terms agreements), and that the execution and delivery thereof by the Delegated Officers authorized to execute the same shall be conclusive evidence binding upon this corporation of such determination and approval by such Delegated Officers and approval thereof by the Board of Directors of this corporation; and

     BE IT FURTHER RESOLVED that the Notes may be offered inside or outside the United States and its territories or possessions in one or more public or private offerings, and may be denominated either in U.S. dollars, in any other currency, in composite currencies, or in amounts determined by reference to an index; and

     BE IT FURTHER RESOLVED that the appropriate officers and counsel of this corporation are hereby authorized, in the case of a private offering of the Notes, to prepare an offering memorandum and any necessary amendments or supplements thereto (collectively, the “Offering Memorandum”) with respect to the offer and sale by this corporation of the Notes; and

     BE IT FURTHER RESOLVED that the Delegated Officers are each hereby authorized to negotiate, execute, and deliver a registration rights agreement, in the name and on behalf of this corporation, in respect of the Notes on such terms and conditions as the Delegated Officers executing the same may determine to be advisable, and that the execution and delivery thereof by the Delegated Officers authorized to execute such registration rights agreement shall be conclusive evidence binding upon this corporation of such determination and approval by the Delegated Officers and approval thereof by the Board of Directors of this corporation; and

     BE IT FURTHER RESOLVED that the appropriate officers and counsel of this corporation are hereby authorized to prepare and file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended

(the “Securities Act”), and any necessary amendments or supplements thereto, including the financial statements and all exhibits and schedules thereto, and including any indenture to be qualified pursuant to the Trust Indenture Act of 1939 (collectively, a “Registration Statement”), with respect to the offer and sale by this corporation of the Notes, in the case of a public offering of the Notes, or the subsequent resale of the Notes by the purchasers thereof pursuant to the rights granted under a registration rights agreement (which Registration Statement may be the “Shelf Registration Statement” provided by separate resolutions), or with respect to any offer by this corporation to exchange the Notes for notes (the “Exchange Notes”) with substantially identical terms and conditions to the Notes (other than any increase in the interest rate thereof in the event of the failure to effect their registration under the Securities Act); and

     BE IT FURTHER RESOLVED that each of LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, KATHLEEN M. HAYES, DOREEN A. LUDEMANN, and JOHN E. FORD is hereby authorized, jointly and severally, to sign any Registration Statement on behalf of this corporation relating to any offer and sale of the Notes or any Exchange Notes, as attorneys-in-fact for the Chief Executive Officer, the Chief Financial Officer, and the Controller of this corporation, and to do any and all acts necessary to satisfy the requirements of the Securities Act, and the regulations of the Securities and Exchange Commission adopted pursuant thereto with regard to such Registration Statements; and

     BE IT FURTHER RESOLVED that the appropriate officers of this corporation are each hereby authorized to prepare, execute, and file all necessary documents, and to take all action which, as a result of the proposed sales or resales of the Notes or sale of Exchange Notes herein authorized, may be required to comply with the securities or blue sky laws of the various states and jurisdictions of the United States, and that this Board of Directors hereby adopts the form of any resolutions required by any such authority to be filed in connection with any applications, consents to service, issuers’ covenants, or other documents if (1) in the opinion of the officers of this corporation executing the same, adoption of such resolutions is necessary or appropriate, and (2) the Corporate Secretary or an Assistant Corporate Secretary of this corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by this Board of Directors with the same force and effect as if presented at this meeting; and

     BE IT FURTHER RESOLVED that the Notes and any Exchange Notes shall be issued under an indenture (the “Indenture”), or under one or more indentures supplemental thereto (a “Supplemental Indenture”), in a form to be approved by the Chief Financial Officer of this corporation, that the Notes and the Exchange Notes shall be in such form and shall have such terms as shall be established by the Chief Financial Officer, the Treasurer, or the Assistant Treasurer of this corporation in accordance with the terms and conditions of such Indenture or any Supplemental Indenture (and in the case of the Exchange Notes, the requirement that the Exchange Notes have substantially identical terms and conditions as the Notes), and that the Delegated Officers are each hereby authorized to execute and deliver, in the name and on behalf of this corporation, the Indenture and any Supplemental Indenture so approved, and such documents, certificates, and orders as may be required under the Indenture or the Supplemental Indenture to establish such one or more series of the Notes or the Exchange Notes; and

     BE IT FURTHER RESOLVED that such trust company as may be selected by the Chief Financial Officer be, and hereby is, appointed to act as trustee under the Indenture; and

     BE IT FURTHER RESOLVED that the Notes and any Exchange Notes to be authenticated, issued, and delivered in accordance with the Indenture or any Supplemental Indenture shall be signed on behalf of this corporation by the manual or facsimile signature of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Corporate Secretary of this corporation, with such changes therein as the officer of this corporation executing the same shall approve, such approval to be conclusively evidenced by his or her execution thereof, and if any officer of this corporation whose manual or facsimile signature appears upon any Note is incapacitated or ceases to be an officer of this corporation prior to the authentication and delivery or disposition of any such Note or Exchange Note, the Note, the Exchange Note, or coupon (in the case of bearer instruments) appertaining thereto bearing such facsimile signature shall nevertheless be valid; and

     BE IT FURTHER RESOLVED that the appropriate officers of this corporation be, and each of them hereby is, authorized and directed to cause the Notes and the Exchange Notes, when executed, to be delivered to the trustee for authentication and delivery by it, all in accordance with the provisions of the Indenture and any Supplemental Indenture; and

     BE IT FURTHER RESOLVED that the trustee under the Indenture be, and it hereby is, authorized, empowered, and directed to authenticate and deliver, or cause to be authenticated and delivered, the Notes and the Exchange Notes pursuant to and in accordance with the provisions of the Notes and the Exchange Notes and the Indenture and any Supplemental Indenture; and

     BE IT FURTHER RESOLVED that, if deemed necessary or appropriate, the appropriate officers of this corporation are each hereby authorized to file an application to have the Notes and any Exchange Notes made eligible for trading in such securities markets as the

Delegated Officers may deem advisable, with full power and authority to prepare, execute, and cause to be filed any and all certificates, letters, and other documents connected therewith, to pay any fee and to take any and all action that counsel to this corporation shall advise or that such officers shall deem advisable; and

     BE IT FURTHER RESOLVED that the appropriate officers of this corporation are each hereby authorized to file an application or other appropriate documentation to have the Notes and any Exchange Notes made eligible for deposit with and book entry at The Depository Trust Company and eligible for book entry in respect of the Euroclear System and Clearstream Banking societe anonyme as such officers may deem advisable, with full power and authority to prepare, execute, and cause to be filed any and all certificates, letters, and other documents connected therewith, to pay any fee and to take any and all action that counsel to this corporation shall advise or that such officers shall deem advisable; and

     BE IT FURTHER RESOLVED that the Delegated Officers of this corporation are each hereby authorized to appoint in the name and on behalf of this corporation transfer and paying agents where notices to and demands upon this corporation in respect of the Notes or any Exchange Notes and the Indenture or the Supplemental Indenture may be served, and the payment of the principal of, premium on, if any, and interest on, the Notes and any Exchange Notes may be made, and that the Delegated Officers are each authorized to make changes in such offices and agents and paying agents and select additional persons, entities, and banks to act as such offices and agents and paying agents in his discretion; and

     BE IT FURTHER RESOLVED that the Delegated Officers of this corporation are each hereby authorized to execute and deliver, if necessary, in the name and on behalf of this corporation, currency exchange or forward exchange agreements to provide for the exchange of proceeds of the Notes into U.S. dollars and/or the payment of interest and principal relating to the Notes or any Exchange Notes; and

     BE IT FURTHER RESOLVED that the Delegated Officers of this corporation are each hereby authorized in the name and on behalf of this corporation to cause to be pledged in connection with any Debt Facility or the Notes or the Exchange Notes such collateral as the Delegated Officers may deem advisable, including but not limited to the shares of common stock of Pacific Gas and Electric Company that are owned by this corporation, and in connection with the same to enter into such pledge agreements, security agreements, or escrow agreements as the Delegated Officers may deem advisable, and that the execution and delivery thereof by the Delegated Officers authorized to execute the same shall be conclusive evidence binding upon this corporation of such determination and approval by such Delegated Officers and approval thereof by the Board of Directors of this corporation; and

     BE IT FURTHER RESOLVED that the Delegated Officers of this corporation are each hereby authorized in the name and on behalf of this corporation to enter into such intercreditor agreements in connection with any Debt Facility or the Notes or the Exchange Notes as the Delegated Officers may deem advisable, and that the execution and delivery thereof by the Delegated Officers authorized to execute the same shall be conclusive evidence binding upon this corporation of such determination and approval by such Delegated Officers and approval thereof by this Board of Directors; and

     BE IT FURTHER RESOLVED that the appropriate officers of this corporation are hereby authorized to negotiate, execute, and deliver in the name and on behalf of this corporation any modifications to or waivers in respect of this corporation’s 7.50% Convertible Subordinated Notes due 2007 and the related Indenture as such officers determine to be advisable in order to effectuate the Refinancing Transaction, and that the execution and delivery thereof by the appropriate officers shall be conclusive evidence binding upon this corporation of such determination and approval by such officers and approval thereof by the Board of Directors of this corporation; and

     BE IT FURTHER RESOLVED that the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Corporate Secretary, any Assistant Corporate Secretary, the Assistant Treasurer, and the Transfer Agent of this corporation are each hereby authorized, jointly and severally, to perform and to do such acts and things and to execute and deliver such other agreements, undertakings, documents, instruments, financing statements, or certificates as such person may deem necessary, desirable, or appropriate in order to carry out the intent of the foregoing paragraphs of this resolution and fully perform the obligations of this corporation under the agreements executed and delivered on behalf of this corporation pursuant thereto, specifically including, in the case of the Corporate Secretary and any Assistant Corporate Secretary, execution and delivery of any documents executed by a Delegated Officer under the authority conferred by the foregoing paragraphs, which document requires execution by more than one officer of this corporation; and

     BE IT FURTHER RESOLVED that any actions taken by the officers of this corporation prior to the date of this resolution that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of this corporation.

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